Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-1 of Creative Realities, Inc. (formerly Creative Realities, LLC) (the Company) of our report dated May 7, 2015, relating to the consolidated financial statements included in the Company's annual report on Form 10-K for the year ended December 31, 2014, and to the consent to the reference to our firm under the caption "Experts" in the Registration Statement on Amendment No. 1 to Form S-1.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota

May 13, 2016